Exhibit 10.34
LOAN AGREEMENT
between
MITCHELL COUNTY DEVELOPMENT AUTHORITY
and
FIRST UNITED ETHANOL, LLC
Dated as of November 1, 2006

This Loan Agreement and certain rights of Mitchell County Development Authority (the “Issuer”) under this Loan Agreement have been assigned and pledged to, and are subject to a security interest in favor of, Regions Bank, Atlanta, Georgia, as trustee under the Trust Indenture (the “Trustee”), dated as of even date herewith, as amended or supplemented from time to time, between the Issuer and the Trustee, which secures $10,000,000 in aggregate principal amount of Mitchell County Development Authority Revenue Bonds (First United Ethanol, LLC Project), Series 2006 (the “Bonds”). Information concerning such security interest may be obtained from the Trustee at Regions Bank, Atlanta, Georgia.

This instrument was prepared by:
SELL & MELTON, L.L.P.
577 Mulberry Street, 14th Floor
P. O. Box 229
Macon, Georgia 31202-0229
Telephone:(478) 464-5322

INDEX

Section	Title	Page
ARTICLE I

DEFINITIONS AND CERTAIN RULES OF INTERPRETATION
Section 1.1.	Definitions	-2-
Section 1.2.	Certain Rules of Interpretation	-2-

ARTICLE II.

REPRESENTATIONS

Section 2.1.	Representations by the Issuer	-3-
Section 2.2.	Representations by the Borrower	-4-

ARTICLE III

CONSTRUCTION OF THE FACILITY; ISSUANCE OF THE BONDS
Section 3.l.	Construction of the Facility	-7-
Section 3.2.	Agreement to Issue Bonds; Application of Proceeds	-7-
Section 3.3.	Disbursement from the Project Fund	-7-
Section 3.4.	Obligation to Furnish Documents to Trustee and Issuer	-10-
Section 3.5.	Establishment of Completion Date	-10-
Section 3.6.	Borrower Required to Pay Project Costs If Project Fund Insufficient	-12-
Section 3.7.	Remedies Against Suppliers, Contractors and Subcontractors and Their Sureties	-12-
Section 3.8.	Fund Investments	-12-

ARTICLE IV.

SECURITY AGREEMENT; PROVISIONS FOR PAYMENT

Section 4.l.	Security Agreement	-13-
Section 4.2.	Payment Obligations of the Borrower	-13-
Section 4.3.	Other Payments; Trustee’s Fees and Expenses	-14-
Section 4.4.	Obligations of the Borrower Absolute and Unconditional	-14-
Section 4.5.	Borrower Consents to Assignment of Agreement and Security Agreement and Execution of Indenture	-15-
Section 4.6.	Borrower's Performance Under Indenture	-15-
Section 4.7.	Permitted Encumbrances	-15-

2

Section	Title	Page
ARTICLE V

PARTICULAR AGREEMENTS
Section 5.1.	Maintenance and Operation of Project; Taxes; No Operation of Project by Issuer; Removal of Equipment	-17-
Section 5.2.	Indemnification of Issuer and Trustee	-17-
Section 5.3.	Covenants Regarding Maintenance of Borrower’s Existence	-18-
Section 5.4.	Annual Audit; Provision of Reports and Financial Information	-18-
Section 5.5.	Agreement of Issuer Not to Assign or Pledge	-20-
Section 5.6.	Redemption of Bonds	-20-
Section 5.7.	Reference to Bonds Ineffective After Bonds Paid	-20-
Section 5.8.	Assignment, Sale or Lease of Project	-20-
Section 5.9.	Notification of Act of Bankruptcy	-20-
Section 5.10.	Insurance	-21-
Section 5.11.	Condemnation of the Project	-22-
Section 5.12.	Inspections	-22-

ARTICLE VI.

EVENTS OF DEFAULT AND REMEDIES
Section 6.1.	Events of Default Defined	-23-
Section 6.2.	Remedies	-24-
Section 6.3.	No Remedy Exclusive	-24-
Section 6.4.	Agreement to Pay Counsel Fees and Expenses	-24-
Section 6.5.	Waiver of Events of Default and Rescission of Acceleration	-25-

ARTICLE VII

PREPAYMENT UNDER AGREEMENT		-26-
Section 7.l.	Option to Prepay Installment Amounts Under Agreement in Whole in Certain Events	-26-
Section 7.2.	Damage and Destruction	-27-

ARTICLE VIII

MISCELLANEOUS
Section 8.l.	Term of Agreement	-28-
Section 8.2.	Notices	-28-
Section 8.3	Binding Effect	-29-
Section 8.4.	Severability	-29-
Section 8.5.	Amounts Remaining in Project Fund or Bond Fund or Special Fund	-29-
Section 8.6.	Delegation of Duties and Assignment of Rights by Issuer	-29-
Section 8.7.	Amendments, Changes and Modifications	-29-
Section 8.8.	Counterparts	-29-
Section 8.9.	Captions	-29-
Section 8.10.	Payments Due on Saturday, Sundays and Holidays	-29-

-i-

Section	Title	Page
Section 8.11.	Law Governing Construction of Agreement	-29-
EXHIBIT A — Requisition and Certification

-ii-

LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is entered into as of November 1, 2006, by and between Mitchell County Development Authority (the “Issuer”), a public body corporate and politic created and existing under the laws of the State of Georgia, as lender, and First United Ethanol, LLC (the “Borrower”), a Georgia limited liability company, as Borrower.
W I T N E S S E T H:
     In consideration of the respective representations, covenants and agreements hereinafter contained, the Issuer and the Borrower DO HEREBY AGREE, as follows;

-iii-

ARTICLE I.
DEFINITIONS AND CERTAIN RULES OF INTERPRETATION
     Section 1.1. Definitions . In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:
     “Authorized Borrower Representative” means the person at the time designated to act on behalf of the Borrower by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by an authorized officer or agent. Such certificate may designate an alternate or alternates;
     “County Representative” means the County Representative referred to in 4.03 of the County Contract;
     “Fiscal Year” means July 1 through June 30;
     “Net Proceeds” when used with respect to any insurance or condemnation award, or with respect to any other recovery or a contractual claim or claims for damage to or for the taking of property, means the gross proceeds of such award remaining after payment of all expenses incurred in the collection of such gross proceeds;
     “Permitted Encumbrances” means the permitted encumbrances set forth in Section 4.7 hereof;
     Section 1.2. Certain Rules of Interpretation . The definitions set forth in Section 1.1 shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.
     “Herein”, “hereby”, “hereunder”, “hereof”, “hereinbefore”, “hereinafter” and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.
     Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

ARTICLE II.
REPRESENTATIONS
   Section 2.1. Representations by the Issuer . The Issuer makes the following representations as the basis for the undertaking on its part herein contained:
     (a) Organization and Authority. The Issuer is a public body corporate and politic, created and validly existing pursuant to the Constitution and laws of the State, including particularly the provisions of the Act. The Issuer has all requisite power and authority under the Act to (i) issue the Bonds, (ii) lend the proceeds thereof to the Borrower to enable the Borrower to acquire, construct and install the project, and (iii) enter into, and perform its obligations under this Agreement, the Indenture and the Security Agreement.
     (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or the Indenture or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture, this Agreement, the Security Agreement or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.
     (c) Issue, Sale and Other Transactions Are Legal and Authorized. The issuance and sale of the Bonds and the execution and delivery by the Issuer of this Agreement, the Indenture and the Security Agreement, and the compliance by the Issuer with all the provisions of each thereof and of the Bonds (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Agreement, the Indenture and the Security Agreement) under the provisions of, any charter, instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court of governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Issuer.
     (d) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of this Agreement, the Indenture and the Security Agreement or the offer, issue, sale or delivery of the Bonds, other than those already obtained.
     (e) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an “event of default” as defined in this Agreement, the Indenture or the Security Agreement or which, with the lapse of time or with the giving of notice or both, would become an “event of default” under this Agreement, the Indenture or the Security Agreement. The Issuer is not in default under the Act or under any charter instrument, by-law or other agreement or instrument to which it is a party or by which it is bound.
     (f) No Prior Pledge. Neither this Agreement, the Security Agreement nor any of the Pledged Revenues or the Trust Estate have been pledged or hypothecated in any manner or for any purpose, other than as provided in the Indenture, Security Agreement and Subordination Agreement, as security for the payment of the Bonds.
     (g) Nature and Location of Project. The financing of the Project is in furtherance of the public purpose intended to be served by the Act. The Project will be located entirely within the County.
     (h) No Liability of Issuer. Anything herein to the contrary notwithstanding, nothing contained in this Agreement or in any other document that is a part of this transaction, including, but not limited to, the Bond Resolution of the Issuer, the Security Agreement, and/or the Indenture shall, in any manner whatsoever be deemed to constitute a debt or a general obligation, or a pledge of the faith and credit of the Issuer, the State of Georgia, or any political subdivision thereof, and does not directly or indirectly or contingently, obligate the Issuer, said State or any political subdivision thereof to levy or to pledge any form of taxation whatever for the payment of the principal indebtedness, redemption premium (if any), interest, or any other indebtedness, costs, or expense.
     (i) No Personal Liability. No stipulation, obligation or agreement herein contained shall be deemed to be a stipulation, obligation or agreement of any officer, commissioner, agent or employee of the Issuer in his individual capacity, and no such officer, commissioner, agent or employee shall be personally liable on the Bonds or be subject to personal liability or accountability by reason of the issuance thereof.
     Section 2.2. Representations by the Borrower . The Borrower makes the following representations as the basis for the undertakings on its part herein contained:
(a) Organization and Power. The Borrower (i) is a Georgia limited liability company, and (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.
(b) Pending Litigation. There are no proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement, the Bond Placement Agreement, or the Security Agreement. The Borrower is not in default with respect to an order of any court, governmental authority or arbitration board or tribunal.
(c) Agreements Are Legal and Authorized. The execution and delivery by the Borrower of this Agreement, the Bond Placement Agreement, and the Security Agreement and the compliance by the Borrower with all of the provisions hereof and thereof (i) are within the power of the Borrower, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance (other than Permitted Encumbrances) upon any property of the Borrower under the provisions of, any agreement, charter document, by-law or other instrument to which the Borrower is a party or by which it may be bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or any of its activities or properties, and (iii) have been duly authorized by all necessary action on the part of the Borrower.
(d) Governmental Consent. Neither the Borrower nor any of its business or properties, nor any relationship between the Borrower and any other person, nor any circumstances in connection with the execution, delivery and performance by the Borrower of this Agreement, the Bond Placement Agreement, and the Security Agreement or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Borrower other than those already obtained.
(e) No Defaults. No event has occurred and no condition exists with respect to the Borrower that to the Borrower’s knowledge would constitute an “event of default” under this Agreement, the Indenture, the Bond Placement Agreement, the Security Agreement, or which, with the lapse of time or with the giving of notice or both, would become an “event of default” under this Agreement, the Indenture, the Security Agreement, or the Bond Placement Agreement. The Borrower is not in violation in any material respect of any agreement, or other instrument to which it is a party or by which it may be bound.
(f) Compliance with Laws. To the Borrower’s knowledge, the Borrower is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or conditions (financial or otherwise) of the Borrower.
(g) Restrictions on the Borrower. The Borrower is not a party to any contract or agreement that materially and adversely affects the business of the Borrower. The Borrower is not a party to any contract or agreement that restricts the right or ability of the Borrower to incur or guarantee indebtedness for borrowed money.
(h) Inducement. The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Borrower to enable the Borrower to acquire and rehabilitate the Project have induced the Borrower to locate the Project in the County, which will directly result in an increase in employment opportunities in the County.
(i) Operation of Project. The Borrower intends to operate the Project from the Completion Date to the expiration or sooner termination of this Agreement as provided herein as a “project” within the meaning of the Act.
ARTICLE III.
CONSTRUCTION OF THE FACILITY; ISSUANCE OF THE BONDS
     Section 3.l. Construction of the Facility . The Borrower agrees that the construction of the Facility will be completed as promptly as practicable after receipt of the proceeds from the sale of the Bonds, delays incident to strikes, riots, acts of God or the public enemy or other causes beyond the reasonable control of the Borrower only excepted, but if such construction is not completed, there shall be no resulting liability on the part of the Issuer and no diminution in or postponement of the payments required to be paid by the Borrower hereunder.
     Section 3.2. Agreement to Issue Bonds; Application of Proceeds . In order to provide funds for the payment of the cost of the Project, the Issuer agrees that as soon as possible it will authorize, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Bonds, bearing interest and maturing as set forth in Article II of the Indenture, at a price to be approved by the Borrower, and it will thereupon deposit the proceeds received from said sale in the Project Fund.
     The Borrower may cause such changes to be made to the aforesaid plans and specifications for the Project as it may desire provided that such changes shall not result in the Projects not being a “project” within the meaning of the Act.
     Section 3.3. Disbursement from the Project Fund . The Issuer will in the Indenture authorize and direct the Trustee to use the moneys in the Project Fund for the following purposes but, subject to the provisions of Section 3.8 hereof, for no other purposes:

     (a) payment of the initial or acceptance fee of the Trustee and fees and expenses of its Counsel, the fees for recording the deeds whereby the appropriate title in and to the Project land has been acquired by the Borrower, payments for title examination and insurance, and any title curative documents that the Borrower may deem desirable to file for record in order to perfect or protect its title in and to the Project land and the fees and expenses in connection with any actions or proceedings that the Borrower may deem desirable to bring in order to perfect its title in and to the Project land;
(b) payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it prior to or after the delivery of the Bonds for expenditures in connection with the acquisition by the Borrower of appropriate title in and to the Project land (including the cost of such acquisition and of any rights-of-way for the purpose of providing access to and from the Project land), clearing the same, site improvement, the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), the acquisition, construction and installation of the project equipment and the acquisition, construction and installation necessary to provide utility services or other facilities including trackage to connect the Project with public transportation facilities, and all real or personal properties deemed necessary in connection with the Project, or any one or more of said expenditures (including architectural, engineering and supervisory services) with respect to any of the foregoing;
(c) payment of, or reimbursement of the Borrower and the Issuer for, the legal and accounting fees and expenses, financial consultants’ fees, financing charges (including underwriting or placement fees) and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the preparation of this Agreement, the Security Agreement, the Indenture, the Financing Statements and all other documents in connection therewith and in connection with the acquisition of appropriate title in and to the Project land, including fees for recording the Indenture, the Security Agreement, and the Financing Statements;
     (d) payment of, or reimbursement of the Borrower for, labor, services, material, supplies and/or equipment used or furnished in site improvement and in the construction of the Facility, all as provided in the plans and specifications therefor, payment for the cost of the acquisition and installation of furniture, fixtures and equipment constituting part of the Project, payment for the cost of acquisition, construction and installation of utility services or other facilities including trackage to connect the Project with public transportation facilities, and all real and personal properties deemed necessary in connection with the Project and payment for the miscellaneous expenses incidental to any of the foregoing;
     (e) payment of, or reimbursement of the Borrower for, the fees, if any, for architectural, engineering and supervisory services with respect to the Project;

     (f) payment of, or reimbursement of the Borrower and the Issuer for, as such payments become due, the fees and expenses of the Trustee, the Bond Registrar, the paying agent, the fees and expenses of Counsel to the Underwriter or its affiliates or subsidiaries and the fees and expenses of their Counsel properly incurred under the Indenture that may become due during the Construction Period; and payment into the Bond Fund of sufficient moneys to pay interest on the Bonds accruing during the Construction Period;
     (g) payment of, or reimbursement of the Borrower and the Issuer for, any other legal and valid costs and expenses relating to the Project; and
     (h) all moneys remaining in the Project Fund (including moneys earned on investments made pursuant to the provisions of Section 3.8 hereof) after the Completion Date and payment in full of the costs of the Project, and after payment of all other items provided for in the preceding subsections of this Section then due and payable, shall at the direction of the Borrower be (i) subject to Section 5.9(d), used to acquire, construct and install additions, extensions and improvements to the Project in accordance with amended plans and specifications therefor duly filed with the Issuer, (ii) used by the Trustee, to the maximum extent practicable consistent with making partial redemptions in amounts of not less than $100,000 or integral multiples thereof, for the redemption of Bonds at the earliest date permitted by the Indenture or the purchase of Bonds for the purpose of cancellation at any time prior to the earliest date permitted by the Indenture for the redemption of Bonds, or (iii) paid into the Bond Fund to pay interest on the Bonds or into the Debt Service Reserve Fund to replenish the balance thereof, or (iv) a combination of (i), (ii) or (iii) as is provided in such direction, provided that amounts approved by the Authorized Borrower Representative shall be retained by the Trustee in the Project Fund for payment of costs not then due and payable. Any balance remaining of such retained moneys after full payment of all such Project costs shall be used by the Trustee as directed by the Borrower in the manner specified in clauses (i), (ii), (iii) or (iv) of this subsection.
     The payments specified in subsections (a) through (g) of this Section (other than payment of interest on the Bonds accruing prior to the Completion Date) shall be made by the Trustee only upon receipt of the following:
     (1) a written requisition for such payment in the form attached hereto as Exhibit A respectively signed by the Authorized Borrower Representative and approved by the County Representative certifying:
(i) that an obligation in the stated amount has been incurred in connection with the issuance of the Bonds or the construction of the Facility;
(ii) that such obligation is a proper charge against the Project Fund and has not been the basis of any previous withdrawal from the Project Fund, and specifying the purpose and circumstances of such obligation in reasonable detail and the name and address of the person to whom such obligation is owed;
(iii) that (A) he has no notice of any vendors’, materialmen’s, mechanics’, suppliers’ or other similar liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations which should be satisfied or discharged before payment of such obligation is made, or (B) such requisition is for the purpose of obtaining funds to be used to satisfy or discharge a lien or contract of the type described in (A) above;
(iv) that such requisition contains no request for payment on account of any portion of such obligation which the Borrower is, as of the date of such requisition, entitled to retain under any retained percentage agreements;
(v) that each and every representation of the Borrower set forth in this Agreement is true and correct on and as of the date of such requisition;
     (vi) that no default or event of default has occurred and is then continuing; and
     (vii) the Project costs then incurred and the estimated costs of completing the Project that the amount remaining in the Project Fund for disbursement, after giving effect to the requested disbursement, will be sufficient to complete the Project or, if that is not the case, stating that the Borrower has on hand or has the ability to obtain the additional funds required to complete the Project.
     (2) with respect to any such requisition for payment for labor, services, material, supplies or equipment, an additional certificate, signed by the Authorized Borrower Representative certifying that insofar as such obligation was incurred for labor, services, material, supplies and/or equipment in connection with the Construction of the Facility, such labor and/or services were actually performed in a satisfactory manner and such material, supplies and/or equipment were actually used in or about the Construction of the Facility or delivered (and remain) at the Project Site for that purpose.
     In making any such payment from the Project Fund the Trustee may rely on any such requisitions and any such certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with any such requisitions and such supporting certificate or certificates without inspection of the Project or any other investigation. Disbursements from the Project Fund for deposit in the Bond Fund to pay interest on the Bonds accruing during the Construction Period may be made by the Trustee at the written request of the Borrower when interest is due on the Bonds without the necessity of receiving any such written requisition or supporting certificates pertaining thereto.
     In addition to the other requirements for disbursements from the Project Fund, the following shall be conditions precedent to the Trustee’s duty to make such disbursements:

     (a) The Borrower shall have submitted the requisition not less than five (5) business days before the disbursement is to be made complying in form and substance with the requirements of this Section 3.3 and, in the case of the final disbursement, Section 3.5 hereof; and
     (b) The Trustee shall not have received written notice that an event of default shall then exist or that an event or failure shall have occurred which, with the giving of notice or the passage of time or both, would constitute an event of default.
     Section 3.4. Obligation to Furnish Documents to Trustee and Issuer . The Borrower agrees to furnish to the Trustee the documents referred to in Section 3.3 hereof that are required to effect payments out of the Project Fund, and to cause such requisitions and certificates to be directed by the Authorized Borrower Representative to the Trustee as may be necessary to effect such payments. Such obligation of the Borrower is subject to any provisions hereof or of the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Indenture.
     Section 3.5. Establishment of Completion Date . The Completion Date shall be evidenced to the Trustee by a certificate signed by the Authorized Borrower Representative stating that, except for amounts retained by the Trustee for Project costs not then due and payable as provided in Section 3.3(h) hereof,
     (a) the Construction of the Facility has been completed substantially in accordance with the plans and specifications therefor and all labor, services, materials, supplies or equipment used in such construction has been paid for,
     (b) all other facilities necessary in connection with the Project have been acquired, constructed and installed substantially in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid,
     (c) the Facility and all other facilities in connection therewith have been acquired, constructed and installed to the satisfaction of the Borrower and are suitable and sufficient for the efficient operation of the Project for its intended purposes, and
(d) the original or a true and correct copy of a certificate of occupancy, if required, and any other permissions required of governmental authorities for the occupancy of the Facility have been obtained.
Notwithstanding the foregoing, such certificate by the Authorized Borrower Representative shall state that it is given without prejudice to any rights of the Borrower against third parties which exist on the date of such certificate or which may subsequently come into being. The Borrower shall furnish a copy of such certificate to the Issuer at the same time such document is furnished to the Trustee.

     The aforesaid certificate of the Authorized Borrower Representative shall be furnished to the Trustee, Issuer and Bondholders and shall be accompanied by:
     (i) An as-built survey of the Project Site within sixty (60) days of the completion of the construction of the Facility, prepared by a registered surveyor licensed by the State of Georgia acceptable to the Issuer, showing the dimensions and location of all improvements on the Project Site, as completed;
     (ii) A certificate of the Borrower stating (i) that the construction of the Facility, including all machinery, equipment, fittings and fixtures required to be installed by the plans and specifications, has been completed substantially in accordance with the plans and specifications therefor and in accordance with all applicable governmental requirements relating to the Project, and (ii) that direct connection has been made to all abutting public utilities necessary for full operation and use of the Project, including, without limitation, water, storm and sanitary sewer, electricity, gas and telephone; and,
     (iii) A final affidavit of each contractor which furnished services or materials for the Project, sworn to by an authorized agent of such contractor and dated not more than five (5) business days prior to the date of such requisition for disbursement, in a form which shall include without limitation, (i) a specific representation and warranty that all payments made to the contractor by the Borrower have been used by the contractor solely to pay for costs of the Project, (ii) a statement that the agreed price of work done, material furnished and services furnished or rendered has been paid, and (iii) a statement that there are no liens of such contractor or sub-contractors, mechanics’ liens, or laborers’ liens that have been filed of record.
     Section 3.6. Borrower Required to Pay Project Costs If Project Fund Insufficient . If the moneys in the Project Fund available for payment of the cost of the Project should not be sufficient to pay the cost thereof in full, the Borrower agrees to complete the Project and to pay all that portion of the cost of the Project as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions of this Agreement, will be available for payment of the cost of the Project will be sufficient to pay all costs which will be incurred in that connection. The Borrower agrees that if after exhaustion of the moneys in the Project Fund the Borrower should pay any portion of the cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders or owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be made hereunder.
     Section 3.7. Remedies Against Suppliers, Contractors and Subcontractors and Their Sureties . The Borrower may prosecute or defend any action or proceeding or take any other action involving any defaulting supplier, contractor, subcontractor or surety therefor which the Borrower deems reasonably necessary, and in such event the Issuer agrees to cooperate fully with the Borrower, to the extent it might lawfully do so, in any such action or proceeding. Any moneys recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall belong to the Borrower.
     Section 3.8. Fund Investments . Any moneys held by the Trustee in trust funds created under the Indenture shall be invested or reinvested by the Trustee to the extent permitted by the laws of the State as provided in the Indenture.
ARTICLE IV.
SECURITY AGREEMENT; PROVISIONS FOR PAYMENT
          Section 4.l. Security Agreement . The Issuer acknowledges that the Security Agreement will be assigned by the Issuer to the Trustee pursuant to the Indenture as security for the payment of the Bonds. The Issuer will not be vested with any other interest in the Facility as a result of issuing the Bonds to finance the cost of the rehabilitation/reconfiguration and installation thereof.
Section 4.2. Payment Obligations of the Borrower .
     (a) The Borrower shall remit to the Trustee monies sufficient to permit the Trustee (understanding that for the purpose of making the payments required by Section 4.2(a)(i) below, the Trustee will draw first from Capitalized Interest), to make the payments of deposits set forth below in order of priority set forth:
(i) First, on the first day of each consecutive calendar month, beginning with December 1, 2006, for deposit into the Interest Account of the Bond Fund one-twelfth of the amount equal to the next interest payment coming due on the Bonds on the next Interest Payment Date;
(ii) Second, on the first day of each consecutive calendar month, beginning with December 1, 2007, for deposit into the Principal Account of the Bond Fund one-twelfth of the amount equal to the next principal or mandatory sinking fund redemption payment coming due on the Bonds; and
(iii) Third, for payment to replenish any deficiency in the Debt Service Reserve Fund, as set forth in Sections 606 and 915 of the Indenture.
     All such payments shall be made to the Trustee at its principal corporate trust office in Atlanta, Georgia, or such other location as is specified in writing by the Trustee, in lawful money of the United States of America which will be immediately available on the date each such payment is due. Each payment shall be sufficient to pay the total amount of principal of (whether at maturity, by mandatory sinking fund redemption pursuant to the provisions of Section 304 of the Indenture, or by acceleration, or optional redemption), and redemption premium (if any) and interest on, the Bonds due on such payment date. Anything herein to the contrary notwithstanding, if on any such payment date, the balance in the Bond Fund is insufficient to make the required payments of principal of, and redemption premium (if any) and interest on, the Bonds on such date, the Borrower shall forthwith pay any such deficiency.
(b) The Borrower further agrees that in the event payment of the principal of, and the interest on, the Bonds is accelerated upon the occurrence of an event of default under the Indenture, all amounts payable under Section 4.2(a) hereof for the remainder of the term hereof shall be accelerated.
(c) Any amount held in the Bond Fund on any payment date specified in Subsection (a) above shall be credited against the payments required to be made by the Borrower on such payment date.
     (d) If all of the Bonds then outstanding are called for redemption, any amounts held in the Project Fund and the Bond Fund on such redemption date shall be used to pay the principal of, the redemption premium (if any) and the interest on, the Bonds to be redeemed and shall reduce the amounts to be then paid by the Borrower pursuant to Subsection (a) above to effect such redemption.
(e) If the Borrower should fail to make any of the payments required in Subsection (a) above, the item or installment which the Borrower has failed to make shall continue as an obligation of the Borrower until the same shall have been fully paid, and the Borrower agrees to pay the same with interest thereon at the rate per annum borne by the Bonds until paid in full.
     Anything herein, in the Indenture or in the Bonds, to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments constituting interest under this Section shall not be required to the extent that the receipt of such payment by the holder of any Bond would be contrary to the provisions of law applicable to such holder which limit the maximum rate of interest which may be charged or collected by such holder.
     Section 4.3. Other Payments; Trustee’s Fees and Expenses . In addition to payment of the amounts specified in Section 4.2(a) hereof, the Borrower agrees to pay to the Trustee, (a) an amount equal to the reasonable fees and charges of the Trustee incurred under the Indenture, and (b) the reasonable fees and charges of the Trustee and any other paying agent for acting as paying agent and Bond Registrar as provided in the Indenture, as and when the same become due, including the reasonable fees of Counsel, as and when the same become due; provided that no such payments shall be due if such payments are attributed to or occasioned by errors or mistakes committed by the Trustee or Trustee’s counsel in connection with its duties as specifically set forth in the Indenture.
     If the Borrower should fail to make any of the payments required in this Section, the item or installment which the Borrower has failed to make shall continue as an obligation of the Borrower until the same shall have been fully paid, and the Borrower agrees to pay the same with interest thereon at the rate per annum borne by the Bonds until paid in full.
     Section 4.4. Obligations of the Borrower Absolute and Unconditional . The obligations of the Borrower to make the payments required in Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise. Until such time as the principal of, and the interest on, the Bonds shall have been paid in full, the Borrower (a) will not suspend or discontinue any payments provided for in Section 4.2 hereof except to the extent the same have been prepaid, (b) will perform and observe all its other agreements contained herein, and (c) except as provided in Sections 7.l and 7.2 hereof, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith or with the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Borrower may institute such action against the Issuer as the Borrower may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not do violence to the agreements on the part of the Borrower contained in the preceding sentence.
     Nothing contained herein shall be construed as a waiver of any rights which the Borrower may have against the Issuer under this Agreement, or against any person under this Agreement, the Indenture or otherwise, or under any provision of law.
     Section 4.5. Borrower Consents to Assignment of Agreement and Security Agreement and Execution of Indenture . The Borrower understands that the Issuer, as security for the payment of the principal of, and the interest on, the Bonds, will assign and pledge to, and create a security interest in favor of, the Trustee pursuant to the Indenture certain of its rights, title and interest in and to this Agreement including all Pledged Revenues and in the Security Agreement, reserving, however, its rights (a) pursuant to this Agreement and the Security Agreement providing that notices, approvals, consents, requests and other communications be given to the Issuer, (b) to reimbursement and payment of costs and expenses under Sections 5.2 and 6.4 hereof, and (c) to indemnification and to exemption from liability, both individual and corporate, under Section 5.2 hereof, and the Borrower hereby agrees and consents to such assignment and pledge. The Borrower acknowledges that it has received a copy of the Indenture and consents to the execution of the same by the Issuer and Trustee.

     Section 4.6. Borrower’s Performance Under Indenture . The Borrower agrees, for the benefit of the Bondholders, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.
     Section 4.7. Permitted Encumbrances . As of any particular time, the Borrower shall be permitted to suffer the following permitted encumbrances of the Facility (i) liens for ad valorem taxes, special assessments, and other charges not then delinquent, or for taxes, assessments, and other charges being contested in accordance with Section 1.02 of the Security Agreement; (ii) this Agreement, the Security Agreement and the Indenture; (iii) presently existing utility, access, and other easements and rights of way, restrictions, and exceptions described in the title policy which shall be provided by the Borrower; liens for the financing of accounts receivable of the Borrower; (iv) inchoate mechanics’ and materialmen’s liens which arise by operation of law, but which have not been perfected by the required filing of record for work done or material delivered after the date of recording the Security Agreement and Assignment in connection with additions or alterations to the Facility; (v) the mechanics’ and materialmen’s liens permitted by Section 1.02 of the Security Agreement; and (vi) mortgages and other encumbrances which are junior to the lien of the Security Agreement, subject to the written approval of the Issuer, which approval shall not be unreasonably withheld.
ARTICLE V.
PARTICULAR AGREEMENTS
     Section 5.1. Maintenance and Operation of Project; Taxes; No Operation of Project by Issuer; Removal of Equipment . The Borrower will at its own expense, keep the Project in good repair and operating condition (normal wear and tear excepted) and keep the Project free and clear of all encumbrances, except Permitted Encumbrances. The Borrower may make any additions or alterations to the Project which it may deem desirable for its efficient operation which will not adversely affect the value or the revenue producing capability of the Project, provided that all such additions and alterations are located wholly on the Project Site and comply in all material respects with all federal, state, and local laws, statutes, ordinances, rules and regulations as are applied to the Project. The Borrower further agrees that it will pay all taxes levied with respect to the Project and the income therefrom. Particularly, the Borrower agrees to pay all ad valorem taxes to the appropriate governmental bodies, and the Borrower agrees that it shall not attempt to obtain any exemption from paying such taxes. If the Borrower determines that any items of equipment included in the Project (the “Equipment”) have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the items may be removed from the Project provided the Borrower (1) substitutes and installs other furnishing or equipment of equal or greater utility, or (2) in lieu of such substitution pays into the Bond Fund an amount equal to any proceeds realized from the sale or scrapping of any such items or any amount equal to any credit received from trade-in for items not to be installed in the Project, or (3) in the case of sale of the Equipment to the Borrower or an affiliate or other disposition, pays into the Bond Fund an amount equal to the greater of the amounts and credits received or the fair market value of the items disposed of. The requirement to pay to the Bond Fund is applicable only to the extent that the equipment to be sold or otherwise disposed of in the aggregate has a value of $15,000 or more. Nothing contained in this Agreement shall be deemed to authorize or require the Issuer to operate the Project or to conduct any business enterprise therewith.
     Section 5.2. Indemnification of Issuer and Trustee .
     (a) Borrower agrees to and shall indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on the Project and against and from all claims arising from (i) any condition of or operation of the Project, (ii) any breach or default on the part of Borrower in the performance of any of its obligations under this Agreement, (iii) any act or negligence of Borrower or of any of its agents, contractors, servants, employees or licensees, or (iv) any act or negligence of any assignee or lessee of Borrower, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of Borrower, provided however, this indemnity shall not apply to any acts of gross negligence or willful misconduct of the Issuer or the Trustee. The Borrower shall indemnify and save the Issuer and the Trustee harmless from and against all reasonable costs and expenses incurred in or in connection with any such claim arising as aforesaid from (i), (ii), (iii) or (iv) supra, or in connection with any action or proceeding brought thereon, including reasonable attorneys’ fees actually incurred, and upon notice from the Issuer, or the Trustee, Borrower shall defend them or either of them in any such action or proceeding.
     (b) The Borrower agrees that it will indemnify and hold the Trustee harmless, pursuant to Section 1015 of the Indenture, from any and all liability, cost, or expense, including attorneys’ fees, incurred without gross negligence or bad faith in the course of the Trustee’s duties, including any act, omission, delay, or refusal of the Trustee in reliance upon any signature, certificate, order, demand, instruction, request, notice, or other instrument or document believed by it to be valid, genuine and sufficient.
     (c) Notwithstanding the fact that it is the intention of the parties that the Issuer shall not incur pecuniary liability by reason of the terms of this Agreement, or the undertakings required of the Issuer hereunder, by reason of (i) the issuance of the Bonds; (ii) the execution of the Indenture; (iii) the performance of any act required of it by this Agreement or the Indenture; (iv) the performance of any act requested of it by the Borrower; or (v) any other costs, fees, or expenses incurred by the Issuer with respect to the Project or the financing thereof, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, nevertheless, if the Issuer should incur any such pecuniary liability then in such event the Borrower shall indemnify and hold harmless the Issuer against all claims by or on behalf of any person, firm or corporation, arising out of the same, and all reasonable costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Borrower shall defend the Issuer in any such action or proceeding and pay the reasonable attorneys’ fees of the Issuer actually incurred in defending any such action.
     The provisions of this Section shall survive the termination of this Agreement.
     Section 5.3. Covenants Regarding Maintenance of Borrower’s Existence . The Borrower covenants that so long as this Agreement is in effect, it will maintain its existence and will not merge or consolidate with any other corporation or sell or otherwise dispose of all or substantially all of its assets, provided that the Borrower may, subject to the approval of the Issuer, which approval shall not be unreasonably withheld, merge or consolidate with another corporation or sell or otherwise transfer to another domestic partnership, corporation or other business entity all or substantially all of its assets as an entirety and thereafter dissolve, provided any surviving, resulting or transferee entity (the “Surviving Entity”) (i) is authorized to do business in the State of Georgia, (ii) is a domestic corporation, partnership, or other entity, or, if a natural person, is a resident of the United States of America, (iii) assumes in writing all of the obligations of the Borrower under this Agreement and Security Agreement, and (iv) has net worth (after giving effect to such transaction) at least equal to that of the Borrower immediately prior to such transaction.
     The Borrower shall preserve and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.
     Section 5.4. Annual Audit; Provision of Reports and Financial Information .
          (a) The Borrower shall furnish an Operating Budget to the Trustee, the Issuer and the Bondholders at least sixty (60) days before the beginning of each of its Fiscal Years. The Borrower will prepare, and file with the Trustee and Bondholders, a report with respect to any monthly expenditure for operating expenses that exceeds the amount therefor set forth in such Operating Budget by more than ten percent (10%).
          (b) The Borrower shall provide the Issuer (if requested by the Issuer), the Trustee and the Bondholders with copies of the following items (each of which must show budgeted and actual results for the relevant period, the year-to-date and the corresponding period and year-to-date for the immediately preceding Fiscal Year):
               (i) Within 25 days after the end of each calendar month, unaudited monthly statements of the Borrower’s operations, its balance sheet, a calculation of compliance with the financial covenants hereinafter set forth, and statement of cash flows; and
               (ii) Within 90 days after the end of each Fiscal Year, the Borrower’s audited financial statements prepared in accordance with generally accepted accounting principles and a calculation of compliance with the financial covenants hereinbelow set forth.
          (c) Concurrently with the delivery of any audited financial statements, the Borrower shall deliver or cause to be delivered to the Issuer (if requested by the Issuer), the Trustee and the Bondholders a certificate signed by the chief financial officer of the Borrower that, to the best knowledge of the signer, after a review of the provisions of the Agreement, no event has occurred which, with the giving of notice or the passage of time, would constitute an event of default thereunder and a certificate signed by the accountant which audited such financial statements that nothing came to the attention of such accountant during the course of such audit which caused such accountant to believe any such event of default had occurred.
          (d) The Borrower shall also furnish to the Issuer, the Trustee and the Bondholders, upon receipt thereof by the Borrower: (i) a copy of any letter or report with respect to the management of the Borrower’s operations submitted to the Borrower by its accountants in connection with any annual or interim audit of the Borrower’s accounts, and a copy of any written response of the Borrower to any such letter or report, (ii) evidence of the continued licensure by the State of Georgia and any other regulatory body, and (iii) a copy of all inspection reports by any agency of the State of Georgia or any other regulatory body.
          (e) The Borrower shall also furnish to the Issuer (if requested by the Issuer), the Trustee and the Bondholders, on an annual basis, a report detailing all capital improvements to the Facility.
          (f) The Borrower shall send a copy of any written opinion, report or certificate provided to it by a Management Consultant to the Issuer (if requested by the Issuer), the Trustee and the Bondholders.
          (g) The Borrower shall send to the Underwriter, to each holder of not less than $1,000,000 in aggregate principal amount of Bonds, and, upon request by any Bondholder, at such Bondholder’s expense, a copy of any budget, statement, certificate or report referred to in this Section 5.4 hereof.
     The Trustee shall have no duty to review the foregoing items deposited with it and shall hold such items as a repository on behalf of the Bondholders.
     Section 5.5. Agreement of Issuer Not to Assign or Pledge . Except for the assignment and pledge of the Trust Estate in the Indenture, and as permitted in the Security Agreement the Issuer agrees that it will not attempt to further assign, pledge, transfer or convey its interest in or create any assignment, pledge, lien, charge or encumbrance of any form or nature with respect to the Trust Estate.
     Section 5.6. Redemption of Bonds . The Issuer or the Trustee, at the request at any time of the Borrower and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or any portion of the Bonds, as may be specified by the Borrower, on the earliest redemption date on which such redemption may be made under such applicable provisions or upon the date set for the redemption by the Borrower pursuant to Sections 7.1 and 7.2 hereof. As long as the Borrower is not in default hereunder and the Issuer is not obligated to call Bonds pursuant to the terms of the Indenture, neither the Issuer nor the Trustee shall redeem any Bond prior to its stated maturity unless requested to do so in writing by the Borrower.

     Section 5.7. Reference to Bonds Ineffective After Bonds Paid . Upon payment in full of the Bonds and all fees and charges of the Trustee, all references herein to the Bonds and the Trustee shall be ineffective and neither the Issuer, the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder and the Borrower shall have no further obligation hereunder, saving and excepting those that shall have theretofore vested and any right of the Issuer or the Trustee to indemnification under Section 5.2 hereof, which right shall survive the payment of the Bonds and the termination of this Agreement. Reference is hereby made to Section 802 of the Indenture which sets forth the conditions upon the existence or occurrence of which payment in full of the Bonds shall be deemed to have been made.
     Section 5.8. Assignment, Sale or Lease of Project . Subject to the provisions of Section 5.3 hereof, the Borrower may assign its interest in this Agreement and may sell or lease the Project, in whole or in part, with the prior written consent of the Issuer, which consent shall not be unreasonably withheld; provided that the Trustee shall be furnished with an opinion from Bond Counsel experienced and acceptable to the Issuer that such sale, lease, or assignment will not adversely affect the excludability from gross income for Federal income taxation purposes of interest on the Bonds. No assignment or lease or sale shall relieve the Borrower of primary liability for payments due hereunder and of the performance of all other obligations required hereunder.
     Section 5.9. Notification of Act of Bankruptcy . The Borrower agrees to notify the Trustee as soon as possible of the occurrence of an Act of Bankruptcy or any event which, with the lapse of time, would constitute an Act of Bankruptcy. The Borrower further agrees to notify the Trustee within ninety-five (95) days following final payment of the Bonds, whether by redemption or otherwise, of the occurrence or non-occurrence of an Act of Bankruptcy during the period commencing ninety (90) days prior to such final payment and ending on the ninety-first (91st) day following such final payment.
     Section 5.10. Insurance . The Borrower shall maintain insurance of such type and in amounts as is customarily carried and against such risks as are customarily insured against by businesses of like size and character in the State of Georgia, including but not limited to the following:
     (a) insurance upon the repair or replacement basis in an amount of not less than 100% of the then actual cost of replacement (excluding costs of replacing excavations and foundations but without deduction for depreciation) of the Project against loss or damage by fire, lighting, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, and smoke and such other risks as are not or hereafter included in the uniform standard extended coverage endorsement in common use for similar structures (including vandalism and malicious mischief);
     (b) business interruption insurance (also referred to as “use and occupancy insurance” or “rental income insurance”) in an amount not less than the principal and interest payments required for the next succeeding twelve (12) months, covering loss of revenues and other income by the Borrower by reason of total or partial suspension of, or interruption in the operation of the Project cause by damage or destruction of the Project;

     (c) boiler explosion insurance or steam boilers, if any, pressure vessels, and pressure piping in an amount no less than 100% of the actual cost of repair or replacement of the Project (with deductible provisions not to exceed $1,000 in any one occurrence) provided, that such insurance need not be taken out until steam boilers, pressure vessels, or pressure piping have been installed in the Project;
     (d) comprehensive general liability insurance providing insurance (with deductible provisions not exceeding $5,000) to the extent of not less than $500,000 per occurrence against liability for personal and bodily injury including death resulting therefrom, $100,000 per occurrence for damage to property, including loss of use thereof, occurring on or in any way related to the Project or any part thereof, with excess liability or “umbrella” insurance for claims under such coverage in the aggregate of not less than $2,000,000;
     (e) worker’s compensation coverage as required by the laws of the State of Georgia; and
     (f) insurance under the Federal Flood Insurance Program will be maintained at all times within the minimum requirements and amounts required for federally financed or assisted loans under the Flood Disaster Protection Act of 1973, as amended, if the Project is eligible under such program.
     Proceeds of insurance required by (a), (c), and (f) in excess of $25,000 will be paid to the Trustee and deposited into the Special Fund and disbursed by it in accordance with instructions from the Borrower for the restoration of the Project except as otherwise provided in Section 7.1(a) hereof. All policies of insurance shall provide for payment to the Issuer, the Borrower, and the Trustee as their respective interests may appear, and the policies required by (a), (c) and (f) shall name the Trustee as mortgagee.
     The Trustee shall have no duty to review the insurance required by this Section 5.10 (or the certificates thereof) or to inquire as to the compliance thereof with this Section 5.10.
     Section 5.11. Condemnation of the Project . Unless the Borrower elects to exercise any option it may have to prepay the Bonds, and if prior to full payment of the Bonds, or provision for payment thereof having been made, title to or temporary use of the Project is taken in any condemnation proceeding, the proceeds of any condemnation award will be paid to the Trustee and applied, as directed by the Borrower, to (a) the restoration of the Project, (b) the acquisition of a suitable replacement which must be approved by the Issuer, or (c) redemption of all or a portion of the Bonds. If less than all of the Bonds are redeemed, the Borrower must furnish a certificate of an independent consulting architect (who must be approved by the Issuer) that the property taken was not essential to the Borrower’s use and occupancy of the Project or that the Project has been restored to a condition substantially equivalent to its condition prior to such taking or that a suitable replacement has been found. Any condemnation award remaining after the costs of such restoration or replacement will be paid into the Bond Fund and used to redeem the Bonds. Any condemnation awards paid to the Borrower for damage to or taking of its own property not subject to the lien of the Indenture shall be retained by the Borrower.
     If title to or the temporary use of a “substantial portion of the Project” is taken in any condemnation proceeding, defined as such taking which results, in the opinion of an independent consulting architect, in the Borrower being thereby prevented from carrying on its normal operations for a period of three consecutive months, the Borrower will have the option to prepay the Bonds by paying to the Trustee an amount equal to 100% of the principal amount of the Bonds, plus accrued interest to the prepayment date.
     Section 5.12. Inspections . The Borrower covenants that it shall permit the Issuer, Trustee, Underwriter, or any Bondholder holding, or group of Bondholders holding in the aggregate, twenty-five percent (25%) or more in principal amount of all outstanding Bonds, or any authorized representative of the foregoing, to examine, visit, and inspect, at any reasonable time during normal business hours, upon reasonable notice to the Borrower, the Facility and their respective accounts, books and records, including their receipts, disbursements, contracts, investments and any other matters relating thereto and to their financial standing, and to supply such reports and information as the Issuer and the Trustee (provided the Trustee shall have no duty so to inspect) shall reasonably request.
ARTICLE VI.
EVENTS OF DEFAULT AND REMEDIES
     Section 6.1. Events of Default Defined . The following shall be “events of default” hereunder and the term “event of default” shall mean, whenever it is used herein, any one or more of the following events:
     (a) failure by the Borrower to make any payment required to be made under Section 4.2(a) hereof within five (5) business days of when the same becomes due and payable, provided that this event of default may be cured by either a draw from the Debt Service Reserve Fund by the Trustee or a payment by the County to the Trustee under the County Contract or any combination thereof, so long as such draw is made by, or such payment is made to, the Trustee within ten (10) business days of when such payment required to be made under Section 4.2(a) hereof became due and payable;
     (b) failure by the Borrower to observe and/or perform any agreement hereunder or under the Security Agreement, other than as referred to in subsection (a) or (b) of this Section, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Issuer or the Trustee; provided, however, in the case of any such default which can be cured with due diligence but not within such 30-day period, the Borrower’s failure to proceed promptly to cure such default and thereafter prosecute the curing of such default with due diligence.

     (c) any representation by or on behalf of the Borrower contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement or the Indenture proves false or misleading in any material respect as of the date of the making or furnishing thereof;
(d) the operations of the Facility fail to generate ethanol sales of $1,000,000 or more for any calendar month after September 30, 2008;
(e) the Facility closes or ceases to operate for more than thirty (30) consecutive days after it has been placed in service, unless such closing or cessation of operations is caused by an act of God, regulatory intervention or other cause outside the control of the Borrower, in which case said thirty (30) consecutive days shall be tolled until such involuntary closing or cessation has terminated;
(f) the Borrower defaults on any indebtedness in excess of $1,000,000, provided that in the event that any such indebtedness is being contested in good faith and has not been accelerated, such alleged indebtedness shall not constitute an Event of Default under this Section 6.1(f) until there is a final determination that such amount is owed by the Borrower;
(g) the Debt Service Reserve Fund is used to make all or any part of a debt service payment on the Bonds and is not replenished in full within twelve (12) months, as set forth in Section 606 of the Indenture;
     (h) the occurrence of an Act of Bankruptcy, dissolution, liquidation, insolvency proceeding, or reorganization; and
     (i) an “event of default” occurs and is continuing under the Indenture.
     Section 6.2. Remedies . Whenever an event of default shall have happened and be continuing, the Trustee, as the assignee and pledgee of the Issuer under the Indenture, may take any one or more of the following remedial steps:
     (a) If the Trustee has accelerated payment of the Bonds under the Indenture, the Trustee shall declare all payments required to be made under Section 4.2(a) hereof to be immediately due and payable, whereupon the same shall become immediately due and payable; provided, however, that upon the occurrence of an event of default described in Subsections 6.l(a) or (b) hereof, all payments required to be made under Section 4.2(a) hereof shall become immediately due and payable without any further act or action on the part of any person. If all payments required to be made under Section 4.2(a) hereof are accelerated, the amount then due and payable by the Borrower as accelerated payments shall be the sum of (i) the aggregate principal amount of the outstanding Bonds, (ii) all interest on the Bonds then due and to become due to maturity whether by acceleration or otherwise, and (iii) all other amounts due and payable to the Bondholders and/or to the Trustee with respect to the payment of the Bonds including reasonable Counsel fees.

     (b) Procedures pursuant to the terms of the Security Agreement and/or County Contract.
(c) The Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any sums then due and thereafter to become due hereunder or to enforce performance and the observance of any agreement of the Borrower hereunder.
Any amounts collected pursuant to action taken under this Section shall be paid into the appropriate account in the Bond Fund and applied in accordance with the provisions of the Indenture and after payment in full of the Bonds and the payment of any costs occasioned by an event of default hereunder, any excess moneys in the Bond Fund shall be returned to the Borrower.
     Section 6.3. No Remedy Exclusive . No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. The Trustee and the holders of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all agreements herein contained.
     Section 6.4. Agreement to Pay Counsel Fees and Expenses . If there should occur a default or an event of default hereunder and the Trustee or Issuer should employ Counsel or incur other expenses for the collection of sums due hereunder or the enforcement of performance or observance of any agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Trustee and/or Issuer the reasonable fee of such Counsel actually incurred and such other reasonable expenses so incurred by the Trustee and/or Issuer.
     If the Borrower should fail to make any payments required in this Section, such item shall continue as an obligation of the Borrower until the same shall have been paid in full, and the Borrower agrees to pay the same with interest thereon from the date such payment was due at the rate per annum borne by the Bonds until paid in full.
     The provisions of this Section shall survive the termination of this Agreement.
     Section 6.5. Waiver of Events of Default and Rescission of Acceleration . If, in compliance with the requirements of Section 906 of the Indenture, the Trustee shall waive any event of default as therein defined and its consequences or rescind any declaration of acceleration of payments of the principal of and interest on the Bonds, such waiver shall also waive any event of default hereunder and its consequences and such rescission of a declaration of acceleration of the principal of and interest on the Bonds shall also rescind any declaration of any acceleration of all payments required to be made under Section 4.2 hereof. In case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such event of default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Borrower, the Trustee, and the holders of the Bonds shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to any subsequent or other event of default or impair any right consequent thereon.
ARTICLE VII.
PREPAYMENT UNDER AGREEMENT
     Section 7.l. Option to Prepay Installment Amounts Under Agreement in Whole in Certain Events . The Borrower shall have, and is hereby granted, the option to prepay at par in whole the installment amounts required to be made under Section 4.2(a) hereof and to cancel or terminate this Agreement if any of the following shall have occurred:
     (a) the Project shall have been damaged or destroyed to such an extent that, in the judgment of the Borrower, (i) it cannot be reasonably restored within a period of three (3) consecutive months to the condition thereof immediately preceding such damage or destruction, (ii) the Borrower is thereby prevented from carrying on its normal operations at the Project for a period of three (3) consecutive months, or (iii) to the extent that the cost of restoration thereof would exceed the net proceeds of insurance required to be carried thereto pursuant to Section 5.10 hereof.
     (b) title in and to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person acting under governmental authority (including such a taking as, in the judgment of the Borrower, results in the Borrower being prevented thereby from carrying on its normal operations at the Project for a period of three (3) consecutive months).
     (c) as a result of any changes in the Constitution of the State of Georgia or the Constitution of the United States of America or of legislative or administrative action (whether state or federal), or by final decree, judgment, or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Borrower in good faith, the Agreement shall become void or unenforceable or impossible of performance.
     (d) legal curtailment of the Borrower’s use and occupancy of all or substantially all of the Project for any reason other than that set forth in Subsection (b), which curtailment shall, in the judgment of the Borrower, prevent the Borrower from carrying on its normal operations at the Project for a period of three (3) consecutive months.

     (e) this Agreement is terminated prior to its expiration for any reason other than the occurrence of an event of default.
     (f) the Borrower shall exercise its option to prepay pursuant to Section 305 of the Indenture.
To exercise such option, the Borrower (i) shall, within ninety (90) days following the event giving rise to the Borrower’s desire to exercise such option, deliver to the Issuer and the Trustee a certificate, executed by an officer of the Borrower, stating (A) the event giving rise to the exercise of such option, (B) that the Borrower has directed the Trustee to redeem all of the Bonds in accordance with the provisions of the Indenture, (C) that the Borrower has discontinued, or at the earliest practicable date will discontinue, its operation of the Project, and (D) the date upon which such prepayment is to be made, which date shall not be less than forty-five (45) days nor more than ninety (90) days from the date such notice is mailed; and (ii) shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption price which shall be paid to the Trustee by the Borrower upon its exercise of the option granted in this Section shall be the sum of the following:
     (1) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to pay and redeem all of the then outstanding Bonds on the earliest applicable redemption date including, without limitation, principal plus accrued interest thereon to said redemption date, plus
     (2) an amount of money equal to the Trustee’s and paying agents’ fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds.
     Section 7.2. Damage and Destruction .
     Pursuant to Section 7.1 hereof, unless the Borrower elects to exercise any option it may have to prepay amounts payable under this Agreement, and if prior to full payment of the amounts payable under this Agreement, or unless provision for payment thereof has been made, the Facility is damaged or destroyed by fire or other casualty, all Net Proceeds, if in excess of $5,000, will be paid to and held by the Trustee, whereupon (i) the Borrower will proceed promptly to repair, rebuild, or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction and (ii) the Trustee will apply so much as may be necessary of the Net Proceeds to the cost of repair, rebuilding and restoration. If Net Proceeds are not sufficient to pay for such repair, rebuilding, or restoration, the Borrower will nonetheless complete same. Any Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration will be paid into the Bond Fund and used to redeem the Bonds.
     If substantially all of the Facility is damaged or destroyed, the Borrower will have the option to prepay the Bonds by paying to the Trustee an amount equal to 100% of the principal amount of the Bonds outstanding plus accrued interest to the redemption date, but with no premium. If the Borrower exercises its option to prepay the Bonds, “damage or destruction of substantially all of the Project” is defined as such damage or destruction which prevents the Borrower from carrying on its normal operations in the Facility for more than three consecutive months, or if the Facility cannot be repaired, rebuilt or restored within three consecutive months or if the cost of repair, rebuilding or restoration exceeds the Net Proceeds.
ARTICLE VIII.
MISCELLANEOUS
     Section 8.l. Term of Agreement . This Agreement shall terminate when payment in full of the Bonds shall have been made.
     Section 8.2. Notices . All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by First Class Registered or Certified Mail, Return Receipt Requested, postage prepaid, and addressed as follows:

(a) If to the Issuer:	Mitchell County Development Authority
c/o Ms. Marilyn Royal
Executive Director
P.O. Box 692
Camilla, Georgia 31730

with a copy to:	Alfred J. Powell, Jr., Esq.
Powell & Waters P.C.
55 East Oakland Avenue
P.O. Box 188
Camilla, Georgia 31730-1832

(b) If to the Borrower:	First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730

(c) If to the Trustee:	Regions Bank
Attn: Richard (Rick) Jaegle
260 Peachtree Street
Suite 1800
Atlanta, Georgia 30303

(e) If to the
Placement Agent:	Morgan Keegan & Company, Inc.
Attn: Cliff Kimsey, First VP
Two Buckhead Plaza, Suite 702
3050 Peachtree Road, N.W.
Atlanta, Georgia 30305

     A duplicate copy of each notice, approval, consent, request or other communication given hereunder by the Issuer, the Borrower, or the Trustee shall also be given to all of the others. The Issuer, the Borrower, or the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.
     Section 8.3 Binding Effect . This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns.
     Section 8.4. Severability . If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 8.5. Amounts Remaining in Project Fund or Bond Fund or Special Fund . It is agreed by the parties hereto that any amounts remaining in the Project Fund or the Bond Fund upon expiration or sooner termination of this Agreement, after payment in full of the Bonds and payment of the fees, charges and expenses of the Trustee; and any paying agents in accordance with the Indenture, shall belong to and be paid to the Borrower by the Trustee.
     Section 8.6. Delegation of Duties and Assignment of Rights by Issuer . It is agreed that under the terms of this Agreement the Issuer has delegated certain of its duties thereunder to the Borrower and that under the terms of the Indenture the Issuer has assigned certain of its rights thereunder to the Trustee. The fact of such delegation shall be deemed a sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Borrower, the Authorized Borrower Representative or the Trustee. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Authorized Borrower Representative or the Trustee.
     Section 8.7. Amendments, Changes and Modifications . Except as otherwise provided herein or in the Indenture, subsequent to the date of issuance and delivery of the Bonds and prior to their payment in full, this Agreement may not be effectively amended except as provided in Article XIII of the Indenture and may not be effectively amended or terminated without the written consent of the Trustee.
     Section 8.8. Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     Section 8.9. Captions . The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.
     Section 8.10. Payments Due on Saturday, Sundays and Holidays . In any case where the date of payment of the principal of or interest on the Bonds or the date fixed for prepayment of the Bonds shall be in the city of payment a Saturday, Sunday or a legal holiday or a day on which banking institutes are authorized by law to close, then payment of such principal or interest need not be made on such date but may be made on the next succeeding business date with the same force and effect as if made on the date of stated Payment Date; provided, however, interest shall accrue until the moneys are received by the Bondholder(s).
     Section 8.11. Law Governing Construction of Agreement . This Agreement shall be governed by, and construed in accordance with, the laws of the State.
     IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Agreement to be executed as of the date first above written.

Mitchell County Development Authority

BY:	/s/ Charles Rooks Vice Chairman
[SEAL]
Attest:

/s/ Marilyn Royal Secretary

FIRST UNITED ETHANOL, LLC

[SEAL]

	BY:	/s/ Murray Campbell Managing Member

EXHIBIT A
REQUISITION AND CERTIFICATION
Requisition No.                          Date:
Regions Bank, as Trustee under the Trust Indenture dated as of November 1, 2006, relating to $10,000,000 Mitchell County Development Authority Revenue Bonds (First United Ethanol, LLC Project), Series 2006
     The undersigned Authorized Borrower Representative designated pursuant to the terms of a Loan Agreement, dated as of November 1, 2006 (the “Agreement”), between Mitchell County Development Authority, a public body corporate and politic created and existing under the laws of the State of Georgia (the “Issuer”), and First United Ethanol, LLC, a Georgia limited liability company (the “Borrower”), hereby request that there be paid from the Project Fund (hereinbelow described) the sum of $                    , and in that connection with respect to the use of the proceeds of Mitchell County Development Authority Revenue Bonds (First United Ethanol, LLC Project), Series 2006 (the “Bonds”), DOES HEREBY CERTIFY, as follows:
     1. The requested payment is requested in order to satisfy an obligation in the stated amount that has been incurred in connection with the issuance of the Bonds or the acquisition or rehabilitation/reconfiguration of the Project and is a proper charge Against Mitchell County Development Authority Project Fund — First United Ethanol, LLC Project, 2006, and has not been the basis of any previous withdrawal from said Project Fund.
     2. Payment should be made to:
     Name:
     Address:
     3. Attached hereto is a bill, statement of account or a schedule showing in reasonable detail the items with respect to which payment is being requested, and, if the Borrower or the Issuer is to be reimbursed, proof of payment of such items is attached hereto, which proof is satisfactory to the undersigned and the Trustee may act thereon.
     4. (a) The Borrower has no notice of any vendors,’ materialmens,’ mechanics,’ suppliers’ or other similar liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations which should be satisfied or discharged before payment of such obligation is made, or (b) this requisition is for the purpose of obtaining funds to be used to satisfy or discharge a lien or contract of the type described in (a) above.
A-1

     5. This requisition contains no request for payment on account of any portion of such obligation which the Borrower is, as of the date hereof, entitled to retain under retained percentage agreements.
     6. Each and every representation of the Borrower set forth in the Agreement is true and correct on and as of the date of this requisition.
     7. No default or event of default under the Agreement has occurred and is now continuing.
     8. The costs incurred as of the date of this requisition, when added to the estimated cost of completing the “Project” (defined in the Agreement) demonstrate that the amount remaining in the Project Fund for disbursement, after giving effect to the disbursement requested by this requisition, will be sufficient to complete the Project or, if this is not the case, demonstrate that the Borrower has on hand or has the ability to obtain the additional funds required to complete the Project.
     9. With respect to any such item representing payment for labor, services, material, supplies and/or equipment, insofar as such obligation was incurred for labor, services, material, supplies and/or equipment in connection with the acquisition, construction and installation of the Project, (i) such labor and/or services were actually performed in a satisfactory manner, and (ii) such material, supplies and/or equipment were actually used in or about the construction of the Project or delivered at the Project Site for that purpose and the item of equipment with respect to which such payment is requested constitutes a portion of the Project.

By:
Authorized Borrower Representative
A-2